EXHIBIT 99.1

Arbutus Announces 2021 Corporate Objectives and Provides Financial Update

2021 objectives leverage positive momentum in Arbutus’ Hepatitis B research and development programs

WARMINSTER, Pa., Jan. 25, 2021 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company primarily focused on developing a cure for people with chronic hepatitis B virus (HBV) infection, as well as therapies to treat coronaviruses (including COVID-19), today announced its 2021 corporate objectives and provided a financial update.

William Collier, President and CEO, stated, “We begin 2021 on solid footing from both a pipeline and financial perspective. Our lead clinical asset, AB-729, continues to demonstrate positive data in an ongoing Phase 1a/b clinical trial and we look forward to initiating several Phase 2a clinical trials in 2021. We believe AB-729 could become a cornerstone drug in future combination regimens to cure chronic hepatitis B.” Mr. Collier added, “AB-836, our oral capsid inhibitor, is expected to enter a Phase 1a/1b clinical trial in the first half of this year.”

Summary of 2021 Corporate Objectives:

  Provide additional data from ongoing cohorts of the Phase 1a/1b clinical trial of AB-729 in the first half of 2021 (except for initial data from the 90 mg every 12 week cohort which is expected in the second half of 2021).

  Initiate a Phase 2a combination clinical trial to evaluate AB-729 in combination with Assembly Biosciences’ lead core/capsid inhibitor candidate vebicorvir (VBR) and a nucleos(t)ide reverse transcriptase inhibitor (NrtI) for the treatment of subjects with chronic HBV infection in the first half of 2021.

  Initiate two Phase 2a combination clinical trials in HBV subjects, both including AB-729 with one or more approved or investigational agents, in the second half of 2021.

  Initiate a Phase 1a/1b clinical trial of AB-836, our next-generation oral capsid inhibitor, in the first half of 2021.

  The company expects to continue to advance its research in the oral PD-L1 inhibitor, RNA-destabilizer and coronavirus programs.

Financial Update:

  Arbutus had approximately $123.3 million (unaudited) in cash, cash equivalents and investments as of December 31, 2020. The preliminary cash, cash equivalents and investments as of December 31, 2020 were calculated prior to the completion of a review by Arbutus’ independent registered public accounting firm and are therefore subject to adjustment.

  We expect our net cash burn to range from $70 to $75 million in 2021 and therefore our cash runway extends to mid-2022.

About AB-729

AB-729 is an RNA interference (RNAi) therapeutic targeted to hepatocytes using Arbutus’ novel covalently conjugated N-acetylgalactosamine (GalNAc) delivery technology that enables subcutaneous delivery. AB-729 inhibits viral replication and reduces all HBV antigens, including hepatitis B surface antigen in preclinical models. Reducing hepatitis B surface antigen is thought to be a key prerequisite to enable reawakening of a patient’s immune system to respond to the virus. Based upon clinical data generated thus far in an ongoing single- and multi-dose Phase 1a/1b clinical trial, AB-729 has demonstrated positive safety and tolerability data and meaningful reductions in hepatitis B surface antigen.

About AB-836

AB-836 is an oral HBV capsid inhibitor. HBV core protein assembles into a capsid structure, which is required for viral replication. The current standard-of-care therapy for HBV, primarily nucleos(t)ide analogues that work by inhibiting the viral polymerase, significantly reduce virus replication, but not completely. Capsid inhibitors inhibit replication by preventing the assembly of functional viral capsids. They also have been shown to inhibit the uncoating step of the viral life cycle thus reducing the formation of new covalently closed circular DNA (cccDNA), the genetic reservoir which the virus uses to replicate itself.

About HBV

Chronic hepatitis B virus (HBV) infection is a debilitating disease of the liver that afflicts over 250 million people worldwide with up to 90 million people in China, as estimated by the World Health Organization. HBV is a global epidemic that affects more people than hepatitis C virus (HCV) and HIV infection combined—with a higher morbidity and mortality rate. HBV is a leading cause of chronic liver disease and need for liver transplantation, and up to one million people worldwide die every year from HBV-related causes. The current standard of care for patients with chronic HBV infection is life-long suppressive treatment with medications that reduce, but do not eliminate, the virus, resulting in very low cure rates. There is a significant unmet need for new therapies to treat HBV.

About Arbutus

Arbutus Biopharma Corporation is a publicly traded (Nasdaq: ABUS) biopharmaceutical company primarily dedicated to discovering, developing and commercializing a cure for people with chronic hepatitis B virus (HBV) infection. The Company is advancing multiple drug product candidates that may be combined into a potentially curative regimen for chronic HBV infection. Arbutus has also initiated a drug discovery and development effort for treating coronaviruses (including COVID-19). For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information.

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about the expected receipt of additional data from ongoing cohorts of the Phase 1a/1b clinical trial of AB-729 in the first half of 2021 (except for initial data from the 90 mg every 12 week cohort which is expected in the second half of 2021); the expected initiation, in the first half of 2021, of a Phase 2a combination clinical trial to evaluate AB-729 in combination with Assembly Biosciences’ lead core/capsid inhibitor candidate vebicorvir (VBR) and an NrtI for the treatment of subjects with chronic HBV infection; the expected initiation, in the second half of 2021, of two Phase 2a combination clinical trials in HBV subjects, both including AB-729 with one or more approved or investigational agents; the expected initiation, in the first half of 2021, of a Phase 1a/1b clinical trial of AB-836; the expected continued advancement of our research in the oral PD-LE inhibitor RNA-destabilizer and coronavirus programs; our preliminary financial information as of December 31, 2020; and our expected net cash burn for 2021 and expected cash runway into mid-2022.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing COVID-19 pandemic.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; market shifts may require a change in strategic focus; and the ongoing COVID-19 pandemic could significantly disrupt Arbutus’ clinical development programs; and the potential for our preliminary financial information to change in connection with the finalization of our financial results for the fourth quarter of 2020.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

William H. Collier
President and CEO
Phone: 267-469-0914
Email: ir@arbutusbio.com

Pam Murphy
Investor Relations Consultant
Phone: 267-469-0914
Email: ir@arbutusbio.com